Exhibit 99.1

Creative Media & Community Trust Corporation Reports 2022 Third Quarter Results
Dallas—(November 14, 2022) Creative Media & Community Trust Corporation (NASDAQ: CMCT and TASE: CMCT-L) (“we”, “our”, “CMCT”, or the “Company”), today reported operating results for the three and nine months ended September 30, 2022.
Third Quarter 2022 Highlights
Real Estate Portfolio
•Stabilized office portfolio(1) was 86.5% leased.
•Executed 58,666 square feet of leases with terms longer than 12 months.
•Purchased an Austin, Texas property for $1.9 million. We are currently working on multifamily pre-development on this and an already owned adjacent site.
~~•~~Financial Results
•Repurchased $4.4 million of common stock at an average price of $7.10 per share.
•Repurchased $66.7 million of Series L Preferred Stock at approximately 96.6% of stated value.
•Net loss attributable to common stockholders of $11.7 million, or $0.50 per diluted share.
•Funds from operations (“FFO”) attributable to common stockholders(3) was $(6.6) million, or $(0.28) per diluted share.
•Core FFO attributable to common stockholders(4) was $(1.5) million, or $(0.07) per diluted share.
Management Commentary
“We had another quarter of robust leasing activity and continue to make progress on our multifamily value-add and development pipeline,” said David Thompson, Chief Executive Officer of Creative Media & Community Trust Corporation. “We executed an approximately 18,000 square foot lease for the retail space at our Beverly Hills property in the quarter – we expect to start recognizing revenue on this lease during the first half of 2023.”
“CMCT has an attractive pipeline of multifamily development opportunities. We plan to start converting 4750 Wilshire Boulevard’s unleased space into luxury multifamily units by early 2023 and, in connection with the project, anticipate closing on equity contributions from coinvestors and a mortgage on the property at about the same time. We intend to leverage our distribution and development capabilities to execute on our pipeline using an asset-light approach, where we raise third party capital on an asset level basis, maintain a minority interest and earn a percentage of the profits. We believe this asset light approach is a compelling model for the Company that will contribute to strong returns on invested capital.”

“We also took steps to improve our balance sheet and liquidity which we believe will position us to take advantage of potential market opportunities. We saw an increase in our preferred capital raising activity and expect to refinance our credit facility in the fourth quarter. In addition, we repurchased 621,088 shares of common stock in the quarter and repurchased $66.7 million of Series L Preferred Stock at a 3.4% discount to stated value.”

Third Quarter 2022 Results
Real Estate Portfolio
As of September 30, 2022, our real estate portfolio consisted of 19 assets, all of which were fee-simple properties, including one office property which the Company has an approximate 44% ownership interest through its investment in an unconsolidated joint venture. The portfolio included 13 office properties and four development sites (one being used as a parking lot), totaling approximately 1.3 million rentable square feet, and one 503-room hotel with an ancillary parking garage.

Financial Results
Net loss attributable to common stockholders was $11.7 million, or $0.50 per diluted share of common stock, for the three months ended September 30, 2022, compared to a net loss attributable to common stockholders of $3.2 million, or $0.14 per diluted share of common stock, for the same period in 2021.
FFO attributable to common stockholders(3) was $(6.6) million, or $(0.28) per diluted share of common stock, for the three months ended September 30, 2022, compared to $1.8 million, or $0.08 per diluted share of common stock, for the same period in 2021. The increase in net loss attributable to common stockholders and decrease in FFO and was primarily attributable to an increase in redeemable preferred stock redemptions of $4.8 million (resulting from amounts recognized in connection with the Series L Repurchase (defined on page 3) during the three months ended September 30, 2022), a decrease in lending segment net operating income of $3.7 million, an increase in redeemable preferred stock dividends declared or accumulated of $1.9 million, a decrease in office segment net operating income of $994,000 and an increase in general and administrative expenses of $600,000. The aforementioned amounts were partially offset by an increase in hotel segment net operating income of $1.5 million, a decrease in asset management fees of $1.3 million and a decrease in provision for income taxes of $759,000.
Core FFO attributable to common stockholders(4) was $(1.5) million, or $(0.07) per diluted share of common stock, for the three months ended September 30, 2022, compared to $2.0 million, or $0.08 per diluted share of common stock, for the same period in 2021. The decrease in Core FFO is attributable to the aforementioned changes in FFO, while not impacted by the increases in redeemable preferred stock redemption as these are excluded from our Core FFO calculation.
Segment Information
Our reportable segments during the three months ended September 30, 2022 and 2021 consisted of two types of commercial real estate properties, namely, office and hotel, as well as a segment for our lending business. Total Segment net operating income (“NOI”)(5) was $10.1 million for the three months ended September 30, 2022, compared to $13.3 million for the same period in 2021.
Office
Same-Store
Same-store(2) office Segment NOI(5) decreased to $6.7 million for the three months ended September 30, 2022, compared to $6.8 million in the same period in 2021, while same-store(1) office Cash NOI(6) excluding lease termination income increased to $7.1 million for the three months ended September 30, 2022, compared to $7.0 million in the same period in 2021. The increase in same-store(1) office Cash NOI(6) excluding lease termination income was primarily due to increased rental revenue at an office property in Austin, Texas as a result of higher rental rates and higher occupancy and an increase in rental revenues at an office property in Los Angeles, California and an office property in Beverly Hills, California, both as a result of increased occupancy. These amounts were partially offset by increased operating expenses at the aforementioned office property in Austin, Texas and at an office property in Oakland, California. The decrease in Same-store(2) office Segment NOI(5) was a result of lease termination income earned during the three months ended September 30, 2021.
At September 30, 2022, the Company’s same-store(2) office portfolio was 83.3% occupied, an increase of 490 basis points year-over-year on a same-store(2) basis, and 86.1% leased, an increase of 820 basis points year-over-year on a same-store(2) basis1. The annualized rent per occupied square foot(7) on a same-store(2) basis was $55.10 at September 30, 2022 compared to $52.50 at September 30, 2021. During the three months ended September 30, 2022, the Company executed 52,285 square feet of leases with terms longer than 12 months at our same-store(2) office portfolio.
Total
Office Segment NOI(5) decreased to $6.5 million for the three months ended September 30, 2022, from $7.5 million for the same period in 2021. The decrease is primarily due to a decrease in non-same-store(2) office Segment NOI(5) of $877,000. This included a loss from our unconsolidated entity (acquired in February 2022) included in non-same-store office Segment NOI of $204,000 for the three months ended September 30, 2022, primarily due to increases in the unconsolidated joint venture’s administrative expenses as well as expenses related to the unconsolidated joint venture’s mortgage debt origination.
1 We are no longer classifying approximately 110,000 square feet of vacant space at its property at 4750 Wilshire Boulevard in Los Angeles, California as rentable office square footage as of September 30, 2022 in connection with the planned conversion of that space from rentable office space to multifamily units.

Hotel
Hotel Segment NOI(5) increased to $2.4 million for the three months ended September 30, 2022, from $877,000 for the same period in 2021, due to an increase in occupancy and average daily rate as a result of the hospitality industry continuing to recover from the impact of COVID-19.

	Three Months Ended September 30,
	2022	2021
Occupancy	73.7%	66.6%
Average daily rate(a)	$164.33	$137.29
Revenue per available room(b)	$121.03	$91.46
______________________
(a)Calculated as trailing 3-month room revenue divided by the number of rooms occupied.
(b)Calculated as trailing 3-month room revenue divided by the number of available rooms.
Lending
Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending Segment NOI(5) was $1.2 million for the three months ended September 30, 2022, compared to $4.9 million for the same period in 2021. The decrease is primarily due to lower premium income as a result of lower loan sale volume and a reduction in the market premium achieved during the three months ended September 30, 2022, compared to the three months ended September 30, 2021. We expect lending revenue to be lower materially for the fourth quarter of 2022, when compared to the fourth quarter of 2021 because of lower loan origination volume compared to 2021, a year when the SBA temporarily increased guaranteed percentages for SBA 7(a) loan originations.
Debt and Equity
In May 2022, CMCT’s Board of Directors authorized a repurchase program of up to $10 million of the Company’s common stock (the “SRP”). During the three months ended September 30, 2022, CMCT repurchased 621,088 shares at an average price of $7.10 per share. As of September 30, 2022, CMCT has made repurchases totaling $4.7 million in aggregate under the SRP.
On September 15, 2022, CMCT repurchased 2,435,284 shares of its Series L Preferred Stock in a privately negotiated transaction (the “Series L Repurchase”). The shares were repurchased at a purchase price of $27.40 per share (a 3.4% discount to the stated value of $28.37) plus $1.12 per share of accrued and unpaid dividends (or $2.7 million in the aggregate). The total cost to complete the Series L Repurchase, including transactions costs of $700,000, was $70.1 million. In connection with the Series L Repurchase, the Company recognized redeemable preferred stock redemptions of $4.8 million on its consolidated statement of operations for the three and nine months ended September 30, 2022.
During the three months ended September 30, 2022, we issued 2,667,001 shares of Series A1 Preferred Stock for aggregate net proceeds of $57.4 million. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering, such as commissions, dealer manager fees and other offering fees and expenses. Additionally, during the three months ended September 30, 2022, we had net incremental borrowings of $10.0 million on our revolving credit facility.
In addition, thus far in the fourth quarter of 2022, we have issued another 2,027,305 shares of Series A1 Preferred stock for aggregate net proceeds of approximately $46.5 million.
Dividends
On September 22, 2022, we declared a quarterly cash dividend of $0.0850 per share of our common stock, which was paid on October 17, 2022.
On September 22, 2022, we declared a quarterly cash dividend of $0.34375 per share of our Series A Preferred Stock for the fourth quarter of 2022. The dividend will be payable as follows: $0.114583 per share to be paid on November 15, 2022 to Series A Preferred Stockholders of record on November 5, 2022; $0.114583 per share to be paid on December 15, 2022 to Series A Preferred Stockholders of record on December 5, 2022; and $0.114583 per share to be paid on January 17, 2023 to Series A Preferred Stockholders of record on January 5, 2023.
On September 22, 2022, we declared a quarterly cash dividend of of $0.375 per share of our Series A1 Preferred Stock for the fourth quarter of 2022. The dividend will be payable as follows: $0.125 per share to be paid on November 15 , 2022 to Series A1 Preferred Stockholders of record on November 5, 2022; $0.125 per share to be paid on December 15, 2022 to Series A1 Preferred Stockholders of record on December 5, 2022; and $0.125 per share to be paid on January 17, 2023 to Series A1 Preferred Stockholders of record on

January 5, 2023. For shares of Series A1 Preferred stock issued during the fourth quarter of 2022, the dividend will be prorated from the date of issuance, and the monthly dividend payments will reflect such proration, as applicable.
On September 22, 2022, we declared a quarterly cash dividend of $0.353125 per share of our Series D Preferred Stock for the fourth quarter of 2022. The dividend will be payable as follows: $0.117708 per share to be paid on November 15, 2022 to Series D Preferred Stockholders of record on November 5, 2022; $0.117708 per share to be paid on December 15, 2022 to Series D Preferred Stockholders of record on December 5, 2022; and $0.117708 per share to be paid on January 17, 2023 to Series D Preferred Stockholders of record on January 5, 2023.
Acquisitions
In July 2022, CMCT acquired 1007 E 7th Street in Austin, Texas property for $1.9 million. The property is located on a land site of approximately 7,450 square feet and is adjacent to 1021 E 7th Street, an office building that CMCT acquired in 2020. CMCT is actively working on pre-development plans for a future multifamily development across both sites. In August 2022, CMCT acquired 3109 S Western Avenue in Jefferson Park, Los Angeles property for $700,000. CMCT intends to redevelop approximately seven commercial units totaling 5,635 rentable square feet and six parking stalls starting in 2024.
During the first half of 2022, CMCT also acquired 3101 S Western in Jefferson Park, Los Angeles for $2.3 million (CMCT intends to entitle the property and develop approximately 40 residential units starting in 2023) and 3022 S Western, an adjacent site, for $5.7 million (CMCT intends to entitle the property and develop 119 residential units starting in 2024).

About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, and Core FFO are provided below. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Stabilized office portfolio: represents office properties where occupancy was not impacted by a redevelopment or repositioning during the period.
(2)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after July 1, 2021; (ii) sold or otherwise removed from our consolidated financial statements on or before September 30, 2022; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on July 1, 2021 and ending on September 30, 2022. When determining our same-store properties as of September 30, 2022, one property was excluded pursuant to (i) and (iii) above and no properties were excluded pursuant to (ii) above.
(3)FFO attributable to common stockholders: represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). See ‘Core FFO’ definition below for discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.
(4)Core FFO attributable to common stockholders (“Core FFO”): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.
We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.
(5)Segment NOI: for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and benefit (provision) for income taxes. For our lending segment, Segment NOI represents interest income net of interest expense and general overhead expenses. See ‘Cash NOI’ definition below for discussion of the benefits and limitations of Segment NOI as a supplemental measure of operating performance.
(6)Cash NOI: for our real estate segments, represents Segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles (“GAAP”). For our lending segment, there is no distinction between Cash NOI and Segment NOI. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI excluding lease termination income, or “Cash NOI excluding lease termination income”.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(7)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the scope, severity and duration of the current pandemic of COVID-19, and actions taken to contain the pandemic or mitigate its impact,(ii) the adverse effect of COVID-19 on the financial condition, results of operations, cash flows and performance of CMCT and its tenants and business partners, the real estate market and the global economy and financial markets, among others, (iii) the timing, form, and operational effects of CMCT’s development activities, (iv) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (v) fluctuations in market rents, including as a result of COVID-19, (vi) the effects of inflation and higher interest rates on the operations and profitability of CMCT and (vii) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed under the section “Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2021 and in CMCT’s Quarterly Report on Form 10-Q for the period ended September 30, 2022. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made.
For Creative Media & Community Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com
or
Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com

CREATIVE MEDIA & TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	September 30, 2022	December 31, 2021
ASSETS
Investments in real estate, net	$503,790	$497,984
Investment in unconsolidated entity - at fair value	12,149	—
Cash and cash equivalents	14,794	22,311
Restricted cash	12,006	11,340
Loans receivable, net	66,627	73,543
Accounts receivable, net	3,930	3,396
Deferred rent receivable and charges, net	36,408	36,095
Other intangible assets, net	4,665	5,251
Loan servicing asset, net and other assets	11,228	10,946
TOTAL ASSETS	$665,597	$660,866
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$216,442	$201,145
Accounts payable and accrued expenses	24,339	26,751
Intangible liabilities, net	78	237
Due to related parties	3,984	4,541
Other liabilities	19,537	16,861
Total liabilities	264,380	249,535
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 1,266,400 and 1,265,200 shares issued and outstanding, respectively, as of September 30, 2022 and 1,633,965 and 1,631,965 shares issued and outstanding, respectively, as of December 31, 2021; liquidation preference of $25.00 per share, subject to adjustment	29,073	37,782
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 36,000,000 shares authorized; 7,553,938 and 7,134,335 shares issued and outstanding, respectively, as of September 30, 2022 and 6,492,632 and 6,271,337 shares issued and outstanding, respectively, as of December 31, 2021; liquidation preference of $25.00 per share, subject to adjustment	178,287	156,431
Series A1 cumulative redeemable preferred stock, $0.001 par value; 28,000,000 shares authorized; 2,859,441 shares issued and outstanding as of September 30, 2022 and no shares issued or outstanding as of December 31, 2021; liquidation preference of $25.00 per share, subject to adjustment	69,490	—
Series D cumulative redeemable preferred stock, $0.001 par value; 27,000,000 shares authorized; 56,857 shares issued and outstanding as of September 30, 2022 and 56,857 shares issued and outstanding as of December 31, 2021; liquidation preference of $25.00 per share, subject to adjustment	1,396	1,396
Series L cumulative redeemable preferred stock, $0.001 par value; 9,000,000 shares authorized; 8,080,740 and 2,951,876 shares issued and outstanding, respectively, as of September 30, 2022 and 8,080,740 and 5,387,160 shares issued and outstanding, respectively, as of December 31, 2021; liquidation preference of $28.37 per share, subject to adjustment	83,745	152,834
Common stock, $0.001 par value; 900,000,000 shares authorized; 22,737,853 shares issued and outstanding as of September 30, 2022 and 23,369,331 shares issued and outstanding as of December 31, 2021.	23	24
Additional paid-in capital	862,360	866,746
Distributions in excess of earnings	(823,523)	(804,227)
Total stockholders’ equity	371,778	373,204
Noncontrolling interests	366	345
Total equity	372,144	373,549
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$665,597	$660,866

CREATIVE MEDIA & TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUES:
Rental and other property income	$14,194	$12,838	$42,484	$39,496
Hotel income	7,965	5,212	24,476	10,074
Interest and other income	2,694	6,199	9,078	16,231
Total Revenues	24,853	24,249	76,038	65,801
EXPENSES:
Rental and other property operating	13,334	9,958	37,557	27,363
Asset management and other fees to related parties	916	2,262	2,757	6,781
Expense reimbursements to related parties—corporate	511	533	1,459	1,592
Expense reimbursements to related parties—lending segment	539	55	1,612	1,219
Interest	2,193	2,185	6,766	7,490
General and administrative	1,907	1,625	4,975	5,393
Transaction costs	201	—	201	—
Depreciation and amortization	5,093	5,061	15,071	15,167
Total Expenses	24,694	21,679	70,398	65,005
(Loss) income from unconsolidated entity	(204)	—	176	—
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(45)	2,570	5,816	796
Provision for income taxes	187	946	815	2,316
NET (LOSS) INCOME	(232)	1,624	5,001	(1,520)
Net (income) loss attributable to noncontrolling interests	(5)	—	(19)	4
NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	(237)	1,624	4,982	(1,516)
Redeemable preferred stock dividends declared or accumulated	(6,584)	(4,723)	(16,763)	(13,810)
Redeemable preferred stock deemed dividends	—	(90)	(19)	(253)
Redeemable preferred stock redemptions	(4,863)	(27)	(5,044)	(53)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(11,684)	$(3,216)	$(16,844)	$(15,632)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.50)	$(0.14)	$(0.72)	$(0.88)
Diluted	$(0.50)	$(0.14)	$(0.72)	$(0.88)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	23,209	23,349	23,303	17,784
Diluted	23,209	23,350	23,303	17,784

CREATIVE MEDIA & TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Numerator:
Net loss attributable to common stockholders	$(11,684)	$(3,216)	$(16,844)	$(15,632)
Depreciation and amortization	5,093	5,061	15,071	15,167
FFO attributable to common stockholders	$(6,591)	$1,845	$(1,773)	$(465)
Redeemable preferred stock dividends declared on dilutive shares (a)	(6)	—	(7)	—
Diluted FFO attributable to common stockholders	$(6,597)	$1,845	$(1,780)	$(465)
Denominator:
Basic weighted average shares of common stock outstanding	23,209	23,349	23,303	17,784
Effect of dilutive securities—contingently issuable shares (a)	13	3	5	1
Diluted weighted average shares and common stock equivalents outstanding	23,222	23,352	23,308	17,785
FFO attributable to common stockholders per share:
Basic	$(0.28)	$0.08	$(0.08)	$(0.03)
Diluted	$(0.28)	$0.08	$(0.08)	$(0.03)
______________________
(a)For the three and nine months ended September 30, 2022 and 2021, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Numerator:
Net loss attributable to common stockholders	$(11,684)	$(3,216)	$(16,844)	$(15,632)
Depreciation and amortization	5,093	5,061	15,071	15,167
FFO attributable to common stockholders	$(6,591)	$1,845	$(1,773)	$(465)
Redeemable preferred stock redemptions	4,863	27	5,044	53
Redeemable preferred stock deemed dividends	—	90	19	253
Transaction costs	201	—	201	—
Core FFO attributable to common stockholders	$(1,527)	$1,962	$3,491	$(159)
Redeemable preferred stock dividends declared on dilutive shares (a)	(6)	—	(7)	—
Diluted Core FFO attributable to common stockholders	$(1,533)	$1,962	$3,484	$(159)
Denominator:
Basic weighted average shares of common stock outstanding	23,209	23,349	23,303	17,784
Effect of dilutive securities-contingently issuable shares (a)	13	3	25	1
Diluted weighted average shares and common stock equivalents outstanding	23,222	23,352	23,328	17,785
Core FFO attributable to common stockholders per share:
Basic	$(0.07)	$0.08	$0.15	$(0.01)
Diluted	$(0.07)	$0.08	$0.15	$(0.01)
______________________
(a)For the three and nine months ended September 30, 2022 and 2021, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted Core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

	Three Months Ended September 30, 2022
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total

Cash net operating income excluding lease termination income	$7,050	$(228)	$6,822	$2,378	$1,191	$10,391
Cash lease termination income	—	—	—	—	—	—
Cash net operating income (loss)	$7,050	$(228)	$6,822	$2,378	$1,191	$10,391
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(382)	79	(303)	(1)	—	(304)
Segment net operating income (loss)	6,668	(149)	6,519	2,377	1,191	10,087
Interest and other income						1
Asset management and other fees to related parties						(916)
Expense reimbursements to related parties—corporate						(511)
Interest expense						(2,059)
General and administrative						(1,353)
Transaction costs						(201)
Depreciation and amortization						(5,093)
Loss before benefit for income taxes						(45)
Provision for income taxes						(187)
Net loss						(232)
Net loss attributable to noncontrolling interests						(5)
Net loss attributable to the Company						$(237)

	Three Months Ended September 30, 2021
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Lending	Total

Cash net operating income excluding lease termination income	$6,963	$728	$7,691	$880	$4,869	$13,440
Cash lease termination income	246	—	246	—	—	246
Cash net operating income	$7,209	$728	$7,937	$880	$4,869	$13,686
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(320)	—	(320)	(3)	—	(323)
Straight line lease termination income	(104)	—	(104)	—	—	(104)
Segment net operating income (loss)	6,785	728	7,513	877	4,869	13,259
Asset management and other fees to related parties						(2,262)
Expense reimbursements to related parties—corporate						(533)
Interest expense						(2,080)
General and administrative						(753)
Depreciation and amortization						(5,061)
Income before benefit for income taxes						2,570
Provision for income taxes						(946)
Net income						1,624
Net income attributable to noncontrolling interests						—
Net income attributable to the Company						$1,624